Exhibit 10.9

THE TALBOTS, INC.

2012 PERFORMANCE PLAN — AWARD AGREEMENT

Participant:
Performance Stock Units at Target:	Shares (“Target PSUs”)
Performance Period:	January 29, 2012 through February 2, 2013
Performance Measures:	See Schedule A
Effective Date:	March 1, 2012

The Compensation Committee (“Committee”) of the Board of Directors of The Talbots, Inc. (the “Company”) has determined that it is in the best interests of the Company and its stockholders to grant to the above-named Company employee (the “Participant”) the performance stock units (the “PSUs”) provided for herein pursuant to The Talbots, Inc. 2003 Executive Stock Based Incentive Plan, as amended (the “Plan”), all in accordance with and subject to the attached Terms and Conditions (the “Award Agreement”).

The above-named Participant has reviewed the attached Terms and Conditions and the Participant hereby agrees to all such provisions, without which agreement by the Participant the Committee would not provide the grant to the Participant covered by this Award Agreement.

IN WITNESS WHEREOF, this Award Agreement, including the attached Terms and Conditions, Exhibit 1 and Schedule A which are integral parts of this Award Agreement, has been executed as of March 1, 2012.

THE TALBOTS, INC.

By:
Trudy F. Sullivan
President and CEO

PARTICIPANT

Date:
Name:

THE TALBOTS, INC.

2012 Performance Plan—Award Agreement

Terms and Conditions

1. Grant of Performance Stock Units. Based on the approval by the Compensation Committee (“Committee”) of the Board of Directors of The Talbots, Inc. (the “Company”), the Company hereby grants to the participant named on the cover page of this Award Agreement (“Participant”), on the terms and conditions set forth in this Award Agreement, the “target” number of performance stock units (“PSUs”) set forth on the cover page of this Award Agreement. We refer to such target number of PSUs as the “Target PSUs”. The PSUs and any award granted or issued corresponding to such PSUs (collectively “Award”) covered by this Award Agreement are granted pursuant to The Talbots, Inc. 2003 Executive Stock Based Incentive Plan, as amended (the “Plan”). Each PSU represents the unfunded right to receive either a share of Talbots common stock (“Share”) or a time-vested restricted stock unit (“Unit”) covering a Share, as the case may be, under the terms of this Award Agreement, on the Vesting Date referred to in this Award Agreement, all subject to the terms and conditions of this Award Agreement. The form of Units agreement is attached as Exhibit 1. Upon each issuance of a Share or Unit (or, in certain instances, other property as provided herein) in accordance with this Award Agreement, a corresponding number of PSUs shall be deemed extinguished.

2. Performance Period. The performance period begins on January 29, 2012 and ends on February 2, 2013 (“Performance Period”), unless another ending date of the Performance Period is expressly provided for in this Award Agreement.

3. Vesting Date. The vesting date (“Vesting Date”) will be February 2, 2013 (subject to the certification by the Committee under Section 4 below), unless another Vesting Date or Vesting Dates are expressly provided for in this Award Agreement.

4. Performance Goal to Earn Award.

(a) Satisfaction under this Award Agreement will be made in the number of Units that is equivalent to the number of PSUs earned by the Participant under this Award Agreement. The number of PSUs that will vest under this Award Agreement will be determined based on the level of the Company’s achievement of the performance goal (“Performance Goal”) set forth in Schedule A, using the calculation method set forth in Schedule A. Achievement of the Performance Goal, including level of achievement, shall be determined and certified by the Committee, and the Participant agrees to be bound by such Committee determination.

(b) Except as provided in Section 9 below, the extent to which PSUs will vest will be determined and certified by the Committee following the end of the Performance Period, which determination and certification will occur not later than 90 days following the end of the Performance Period. Promptly after such determination and certification (but in no event later than 90 days following the end of the Performance Period), the Company shall issue and grant to the Participant:

(i) a number of Shares equal to one-third (1/3) of the number of PSUs (together with any corresponding Dividend Equivalents) that become vested in accordance with the terms of this Award Agreement; and

(ii) a number of Units equal to two-thirds (2/3) of the number of PSUs (together with any corresponding Dividend Equivalents) that become vested in accordance with the terms and conditions of this Award Agreement, which Units shall be evidenced by the Units agreement attached as Exhibit A.

PSUs (together with any corresponding Dividend Equivalents) that do not become vested in accordance with the terms and conditions of this Award Agreement (to the extent not already previously forfeited) shall, effective as of the Vesting Date, be forfeited by the Participant without consideration and this Award Agreement shall terminate without any payment in respect thereof.

(c) In the event that the Committee has the discretion to adjust the Performance Goal or the Performance Period, then to the extent the exercise of any such discretion would cause this Award Agreement or the Award not to be “performance-based” under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), no such discretion shall be exercised for an executive officer of the Company in a manner that would serve to increase the amount of compensation that would otherwise have been due upon attainment of the Performance Goal or upon completion of the Performance Period (as determined under Treasury Regulation 1.162-27(e)(2)(iii)) prior to the exercise of such discretion.

5. Termination of Employment. If the Participant’s employment with the Company terminates for any reason other than death, Disability, Retirement, or a Qualified Termination (as each of those terms is defined below), prior to the end of the Performance Period, then all PSUs covered by this Award Agreement will be forfeited on the date of such employment termination. In the event the Participant’s employment with the Company terminates, the Participant shall have no claim with respect to any PSUs (or any corresponding Dividend Equivalents or any Units, Shares or other rights hereunder) other than as expressly set forth in Sections 6, 7, 8 or 9 of this Award Agreement.

6. Termination Due to Death or Disability. If the Participant’s employment with the Company terminates due to the Participant’s death or Disability prior to the end of the Performance Period, then this Award Agreement will remain outstanding and the Participant will be entitled to receive on the Vesting Date a pro rata portion of the PSUs that would otherwise vest as provided in Sections 3 and 4 above (and which shall all be payable as one Share for each PSU which vests hereunder, rather than as 1/3 Shares and 2/3 Units) based on the actual Performance Level achieved for the full Performance Period, with such pro rata determination to be calculated based on a fraction, the numerator of which is the number of days from the beginning of the Performance Period until the employment termination date and the denominator of which is 1,095 (“Proration Factor”). “Disability” is as defined in the Participant’s employment or severance agreement with the Company as then in effect (or, if none or not so defined, as defined under the Company’s long-term disability program as then in effect). The PSUs (and any corresponding Dividend Equivalents) which do not vest as described above are forfeited.

7. Retirement. If the Participant’s employment with the Company terminates due to the Participant’s Retirement prior to the end of the Performance Period, then this Award Agreement will remain outstanding and the Participant will be entitled to receive on the Vesting Date a pro rata portion of the PSUs that would otherwise vest as provided in Sections 3 and 4 above (and which shall all be payable as one Share for each PSU which vests hereunder, rather than as 1/3 Shares and 2/3 Units) based on the actual Performance Level achieved for the full Performance Period, with such pro rata determination to be calculated based on and using the Proration Factor. “Retirement” means termination of employment following age 60 with 15 or more Years of Service. “Years of Service” will be determined consistent with Company procedures for determining credited years of service under The Talbots, Inc. Pension Plan, as amended and restated as of January 1, 2009 (whether or not the Participant is a participant in that plan). The PSUs (and any corresponding Dividend Equivalents) which do not vest as described above are forfeited.

8. Termination Based on a Qualified Termination. If the Participant’s employment with the Company terminates due to a Qualified Termination prior to the end of the Performance Period, then this Award Agreement will remain outstanding and the Participant will be entitled to receive on the Vesting Date a pro rata portion of the Performance Award that would otherwise vest on the Vesting Date as provided in Sections 3 and 4 above (and which shall all be payable as one Share for each PSU which vests hereunder, rather than as 1/3 Shares and 2/3 Units) based on the actual Performance Level achieved for the full Performance Period, with such pro rata determination to be calculated based on and using the Proration Factor. “Qualified Termination” means the Participant’s employment with the Company is terminated (i) by the Company for any reason other than Cause, death, Disability or Retirement or (ii) by the Participant for Good Reason, with the terms “Cause” and “Good Reason” as defined in the Participant’s written employment or severance agreement with the Company as then in effect (or, if the Participant does not have any such written agreement then in effect, as “Cause” is defined under the Company’s severance program then in effect, and if “Good Reason” is not included in and a defined term in the Participant’s written employment or severance agreement as then in effect, then a “Qualifying Termination” will not include termination for “Good Reason”). The PSUs (and any corresponding Dividend Equivalents) which do not vest as described above are forfeited.

9. Change in Control.

(a) Notwithstanding anything herein to the contrary, if a Change of Control (as defined below) occurs before the end of the Performance Period and while the Participant remains in the active employment of the Company, then the Performance Period shall terminate as of the effective date of such Change in Control and, upon such Change in Control, one of the following (i), (ii) or (iii) shall apply:

(i) The Company Continues in Existence Following Change in Control with Shares Publicly Listed. If there occurs a Change in Control transaction and, following such Change in Control transaction, the Company will continue in existence and its Shares will remain publicly listed on the NYSE or another U.S. national securities exchange, and the Committee determines in good faith that the Award hereunder following such Change in Control transaction will continue to be at least substantially equivalent economically to the Award immediately prior to such Change in Control transaction (with the Committee authorized to make such adjustments to the Award, as the Committee may deem necessary so that the continuing Award is at least substantially equivalent economically to the Award immediately prior to the Change in Control transaction) (the “Continuing Award”), then the Award hereunder will convert to a Continuing Award in a fixed amount equal to the Target PSUs. The Continuing Award will be a time-based award which will vest one-third (1/3) on the date that is the last day of the original full Performance Period and with the remaining two-thirds (2/3) vesting in two (2) equal annual installments (on the first and second anniversary dates of the Change in Control) over the two (2) year period commencing from the date of consummation of the Change in Control transaction; or

(ii) Successor with Publicly Listed Stock Substitutes Equity Award. If there occurs a Change in Control transaction and a Continuing Award will not be outstanding pursuant to Section 9(a)(i) above, but the stock of the successor (or of a parent or affiliate of such successor) in such Change in Control transaction is listed on a U.S. national securities exchange and the Committee determines in good faith and makes provision at the time of the consummation of such Change in Control transaction that the Award provided for in this Award Agreement is to be substituted by an alternative equity award covering such stock of such successor (or of the parent or affiliate thereof) on terms the Committee determines in good faith to be at least substantially equivalent economically to the Award hereunder immediately prior to the Change in Control transaction, then the Participant shall thereafter be solely entitled to receive a time-vested restricted stock unit award covering such stock of the successor (or of the parent or affiliate thereof) in a fixed amount equal to the Target PSUs (the “Substituted Equity Award”). The Committee is authorized to make appropriate adjustments to the Award with respect to the number and type of shares of stock and other terms of such Substituted Equity Award to be effective upon such Change in Control transaction. The Substituted Equity Award will vest one-third (1/3) on the date which is the last day of the original full Performance Period and with the remaining two-thirds (2/3) vesting in two equal annual installments (on the first and second anniversary dates of the Change in Control) over the two (2) year period commencing from the date of the Change in Control transaction; or

(iii) Conversion to Cash Value Award. If a Continuing Award or a Substituted Equity Award is not so provided pursuant to subsection 9(a)(i) or (ii) above, then upon such Change in Control transaction the Participant shall solely be entitled to a right to receive a cash value award equal to the sum of (x) the Target PSUs multiplied by the Change in Control Share Price (the “CIC Cash Value”) and (y) interest on the CIC Cash Value at the rate of LIBOR plus 1% per annum calculated from the date of the consummation of the Change in Control transaction through the date on which such cash payment becomes vested and paid under this Award Agreement (the amount under this (x) and (y) shall be the “CIC Cash Incentive Amount”). The CIC Cash Incentive Amount shall be a time-based award which will vest one-third (1/3) on the date which is the last day of the original full Performance Period and with the remaining two-thirds (2/3) vesting in two (2) equal annual installments (on the first and second anniversary dates of the Change in Control) over the two (2) year period commencing from the consummation of the Change in Control transaction.

Notwithstanding anything in this subsection (a) to the contrary, no adjustments to any award or substituted award hereunder shall be made in violation of or in conflict with Section 409A of the Code.

(b) If, following such Change in Control, the Participant incurs a Change of Control Termination, all of the unvested Continuing Award, Substituted Equity Award or CIC Cash Incentive Amount, as applicable, then held by the Participant shall immediately vest upon such Change of Control Termination. “Change of Control Termination” means a termination of Participant’s employment with the Company which occurs following the Change of Control, which termination of employment is by the Company without Cause or by Participant for Good Reason or due to the Participant’s death, Retirement or Disability.

(c) For a Participant whose employment with the Company terminated prior to the Change in Control under circumstances in which the Participant became entitled to receive on the Vesting Date a pro rated award under Section 6, 7 or 8 of this Award Agreement, then the Participant will solely vest in and be entitled to receive, upon the consummation of such Change in Control transaction, a number of Shares equal to a pro rata portion of the Target PSUs where the numerator in the pro ration determination is the number of days from the beginning of the Performance Period up to the Participant’s employment termination date (rather than the date of the Change in Control) and the denominator is 1,095, and all other PSUs of such Participant under this Award Agreement not so vested shall be forfeited and such Participant shall not be entitled to any Continuing Award, Substituted Equity Award or CIC Cash Incentive Amount.

(d) A “Change in Control” means an event or circumstance which constitutes a Change in Control Event under the Plan, as amended to the date hereof and which also constitutes a “change in ownership”, a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company, in each case as determined under Section 409A (a)(2)(A)(v) of the Code. “Change in Control Share Price” means the price per share paid for one Share in the Change in Control transaction (with the value of any security that is paid as consideration in the Change in Control transaction determined by the Committee as of the date of such Change in Control, consistent with Section 409A of the Code), all as determined in good faith by the Committee.

10. Dividend Equivalents. Participants will be entitled to accrue, as a book entry credit on the Company’s books, dividend equivalents, measured by any dividends or distributions by the Company (other than stock dividends) with respect to the Shares corresponding to the number of Units or Shares, if any, as may be earned under this Award Agreement (“Dividend Equivalents”). Dividend Equivalents will accrue and be reinvested into additional PSUs at Fair Market Value of the Shares determined at the dividend payment date. Additional Shares represented by Dividend Equivalents will be earned by and issued to the Participant only if and only to the extent the corresponding Units earned under this Award Agreement vest and Shares are issued pursuant to such vested Units (or, as applicable, the corresponding Shares are issued upon vesting of PSUs under Sections 6, 7, 8 or 9(c) above or the corresponding time-vested awards vest under Section 9 above). No satisfaction of any Dividend Equivalents shall occur before the first date on which a payment could be made without subjecting the Participant to tax under the provisions of Section 409A of the Code.

11. Change in Capitalization. In the event of any change in the outstanding Shares by reason of a stock split, spin-off, stock dividend, stock combination, reclassification, recapitalization, merger or similar event, the anti-dilution provisions of the Plan will govern the treatment of Awards covered by this Award Agreement.

12. Fair Market Value of Shares. The fair market value (“Fair Market Value”) of a Share shall be determined for purposes of this Award Agreement by reference to the closing price of a Share as reported by the New York Stock Exchange (or such other exchange on which the Shares are then primarily traded) for the applicable date, or if no prices are reported for that day, the last preceding day on which such prices are reported (or, if for any reason no such price is available, in such other manner as the Committee in its sole discretion may deem appropriate to reflect the fair market value thereof).

13. Withholding Taxes.

(a) Upon the vesting or satisfaction of any PSUs, Units or other Awards hereunder (and any Dividend Equivalents relating thereto), the Participant will be required to pay to the Company any applicable federal, state, local or foreign withholding tax due as a result of such vesting or satisfaction. The Company’s obligation to deliver any Shares, cash or property subject to any PSUs, Units or other Awards hereunder (or any Dividend Equivalents) shall be subject to the Participant’s payment of such withholding.

(b) Prior to the delivery of any Shares (or cash or property, as applicable), the Company shall withhold (and the Participant hereby irrevocably elects to have withheld) from such delivery such number of Shares, cash or other property issuable or payable to the Participant in an amount sufficient, in the opinion of the Company, to satisfy all federal, state, local and other tax that the Company is required minimally to withhold with respect thereto on such payment date. The number of any Shares to be withheld shall be calculated using the Fair Market Value of the Shares on the applicable date.

14. Rights as a Stockholder. The Participant shall not have any rights as a stockholder of the Company with respect to any Award covered by this Award Agreement unless and until the Participant has been issued and receives Shares corresponding to vested (if any) PSUs or Units. As soon as practicable following the date that the Participant becomes entitled to receive any Shares pursuant to the terms of this Award Agreement or the Units, certificates for such Shares shall be delivered to the Participant (or an applicable book entry shall be made for uncertificated Shares).

15. Employment Relationship.

(a) For purposes of this Award Agreement, the Participant shall be considered to be in the employment of the Company as long as Participant remains an active employee of the Company. Nothing in this Award Agreement, nor the grant of Target PSUs pursuant to this Award Agreement, shall confer upon the Participant any right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. The Participant’s employment by the Company shall be on an “at will” basis and the employment relationship may be terminated at any time by either the Participant or by the Company for any reason or no reason, with or without cause. Any dispute as to whether and when there has been a termination of employment of the Participant with the Company, and the cause of such termination, shall be determined by the Committee in its discretion and the Committee’s determination shall be final and binding.

(b) For purposes of this Award Agreement, the Participant’s service shall not terminate due to military leave, medical leave, or other bona fide leave of absence if the leave was approved by the Company in writing or is required to be approved by applicable law and continued crediting of service is required by the terms of the leave or by applicable law; however, such service terminates when such approved leave ends unless the Participant immediately returns to active work with the Company.

16. Award Not Benefit Eligible. This Award will be considered special incentive compensation and will not be included as earnings, wages, salary or compensation in any pension, retirement, welfare, life insurance or other employee benefit plan or arrangement of the Company.

17. Clawback. The Participant acknowledges that any incentive-based compensation earned by or paid or payable to the Participant hereunder shall be subject to recovery by the Company to the extent required to be recovered by the Company by applicable law or by the requirements of any national securities exchange on which the Shares are then listed and such recovery is required as a condition to such listing or continued listing.

18. Fractional Shares. The Company shall not be required to deliver any fractional Shares that may vest or become issuable pursuant to this Award Agreement. In lieu of any such fractional Share, the Company shall, at such time as such fractional Share would otherwise be deliverable, pay to the Participant an amount in cash equal to product of the Fair Market Value of a Share at such time multiplied by the fraction of a Share to which the Participant would otherwise be entitled.

19. Deferral of Payment and Satisfaction. If payment and satisfaction of any vested Units is due and payable, and the Participant has chosen to defer such payment and satisfaction under an applicable deferred compensation plan offered by the Company to which the Participant is then eligible to participate, payment and satisfaction will be made at the time determined under that deferred compensation plan.

20. Securities Law Compliance. No Shares shall be delivered upon the vesting and satisfaction of any vested PSUs or Units unless and until the Company shall have complied with all applicable federal, state or foreign registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction. Any determination in this connection by the Committee shall be final and binding.

21. PSUs Subject to Plan. This Award Agreement shall be subject to the applicable terms and provisions of the Plan.

22. Administration. It is expressly understood that the Committee is authorized to administer, construe, and interpret the terms of this Award Agreement and the Plan.

23. Transferability. Neither the PSUs or Units or other rights of the Participant under this Award Agreement shall be subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any such PSUs or Units or other rights to be so subjected shall not be recognized. Any PSUs or Shares acquired by the Participant pursuant to this Award Agreement or under any Units may not at any time be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with applicable securities laws.

24. Choice of Law; Waiver of Jury Trial. This Agreement shall be governed by the laws of The Commonwealth of Massachusetts, excluding any conflicts or choice of law rules or principles. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Award Agreement.

25. Successors. All obligations of the Company under this Award Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

26. Notices. Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days after mailing, by registered or certified mail, with postage and fees prepaid. A notice to the Company shall be addressed to The Talbots, Inc., Attention: General Counsel, at the Company’s principal executive office at One Talbots Drive, Hingham, MA 02043, and any notice to the Participant shall be addressed to the Participant at an address then maintained in the Company records as conclusively determined by the Company.

27. Severability. The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions will nevertheless be binding and enforceable.

28. Section 409A.

(a) This Award Agreement is intended to constitute a “short-term deferral” for purposes of Section 409A of the Code and the rules and regulations promulgated thereunder and is intended to comply with the requirements of Section 409A of the Code so as not to be subject to taxes, interest or penalties under Section 409A of the Code. This Award Agreement shall be interpreted and administered to give effect to such intention and understanding.

(b) Notwithstanding anything in this Award Agreement to the contrary, any payment scheduled to be made to the Participant pursuant to any PSUs or Units after the Participant’s separation from service shall not be made until the date six months after the date of the Participant’s separation from service to the extent necessary to comply with Section 409A(a)(B)(i) of the Code and applicable Treasury regulations thereunder, after giving effect to the extent applicable to the short-term deferral exemption under Treasury Regulation 1.409A-1(b)(4) and the severance pay exemption under Treasury Regulation 1.409A-1(b)(9)(iii). Following any such six-month delay, all such delayed payments will be paid in a single lump sum on the date six months after the Participant’s separation from service. For purposes of this Award Agreement, including the PSUs, Units and other rights granted hereunder, “separation from service” with the Company means a separation from service as defined in Section 409A of the Code determined using the default provisions set forth in Treasury Regulation §1.409A-1(h) or any successor regulation thereto. Each and every payment made pursuant to this Award Agreement including the PSUs, Units and other rights granted hereunder, shall be deemed a separate payment and not a series of payments.

(c) If any provision of this Award Agreement would, in the reasonable, good faith judgment of the Committee, result or likely result in the imposition on the Participant, beneficiary or any other person claiming by or through the Participant, of any additional tax, accelerated taxation, interest or penalties under Section 409A of the Code, the Committee may, in its discretion, modify the terms of this Award Agreement or take any other such action, without the consent of the Participant or any spouse, beneficiary or any other person claiming by or through the Participant, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such additional tax, accelerated taxation, interest, or penalties or otherwise comply with Sections 409A of the Code. However, nothing herein is intended to or shall create any obligation or liability on the part of the Committee or its members to modify the Award Agreement or any PSUs, Units or other rights granted hereunder nor guarantee that the Participant will not be subject to additional taxes, accelerated taxation, interest or penalties under Sections 409A of the Code.

29. Entire Agreement. This Award Agreement (together with the cover page hereto and Exhibit 1 and Schedule A hereto) and the Plan constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, and supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

Exhibit 1

THE TALBOTS, INC.

RESTRICTED STOCK UNIT AWARD

THIS AGREEMENT (this “Agreement”) is made effective as of February 2, 2013 (the “Grant Date”), between The Talbots, Inc., a Delaware corporation (with its subsidiaries, the “Company”), and [                    ] (the “Participant”).

Whereas, the Compensation Committee (“Committee”) of the Board of Directors of the Company had previously determined that it was in the best interests of the Company and its stockholders to grant to the above-named Company employee (the “Participant”) performance stock units (the “PSUs”) under an Award Agreement dated March 1, 2012 (“PSU Agreement”), under which PSU Agreement, based on achievement of the Performance Goal set forth in the PSU Agreement and as determined and certified by the Committee, the Participant is entitled to the grant (“Award”) of time-vested restricted stock units (“Units”) as set forth in this Restricted Stock Unit Award Agreement (“Agreement”).

In consideration of the premises, the parties agree as follows:

1. Grant of the Restricted Stock Units. Subject to the terms and conditions of the PSU Award Agreement and the addtional terms and conditions set forth in this Agreement, the Company grants to the Participant an award (“Award”) consisting of [    ]* restricted stock units (each, a “Unit”). Each Unit represents the right to receive one share of Common Stock of the Company, $.01 par value (each, a “Share”).

2. Vesting.

(a) Vesting of Award. The Units shall vest in two equal annual installments, with fifty percent (50%) vesting the first anniversary of the Grant Date and with the fifty percent (50%) balance vesting on the second anniversary of the Grant Date (“Vesting Dates”), all subject to the Participant’s continued employment with the Company through such Vesting Date, subject, however, to possible earlier vesting as provided in Section 2(b) below.

(b) Earlier Vesting. Any then unvested Units shall vest in full upon the occurrence of any of the following events:

(i) the Participant’s employment with the Company is terminated by the Company without “Cause” (as such term is defined in the PSU Agreement); or

(ii) the Participant’s employment with the Company is terminated by the Participant for “Good Reason”, provided that the Participant has a written employment agreement or written severance agreement with the Company which is applicable to such employment termination and which expressly provides for the right of a “Good Reason” termination by Participant, provides for severance entitlement to Participant for such a “Good Reason” termination, and such termination of employment by the Participant satisfies such “Good Reason” termination under that employment agreement or severance agreement; or

(iii) the Participant’s Retirement (as defined in the PSU Agreement) or death or Disability (as defined in the PSU Agreement); or

(iv) a Change in Control Event (as defined in the Plan) occurs, provided that such Change in Control Event also constitutes a “change in ownership,” a “change in effective control” or a “change in substantial portion of the assets” of the Company, in each case within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”) and the Treasury regulations and guidance thereunder.

(c) Settlement of Units. Subject to the limitations set forth in Section 3, promptly after the date, if any, the Units vest pursuant to this Section 2, the Company shall deliver to the Participant certificates for Shares underlying the vested Units (or an applicable book entry shall be made for uncertificated Shares).

3. Distribution of Shares.

(a) Code Section 409A. Notwithstanding anything to the contrary in this Agreement, it is the intention of the parties that this Agreement comply with Code Section 409A, and the regulations and guidance issued thereunder from time to time by the Department of the Treasury thereunder, and this Agreement and the payments of any benefits hereunder will be operated and administered accordingly. Section 28 of the PSU Agreement (“Section 409A”) is incorporated herein by reference.

(b) Cancellation and Forfeiture. Any Unit not vested pursuant to Section 2 above that remains unvested on the date of Participant’s termination of employment (after taking into account any applicable acceleration of vesting of Units pursuant to Section 2(b) above) shall thereupon be automatically cancelled and forfeited to the Company and shall terminate immediately.

4. Rights as a Stockholder. The Participant shall not have any rights as a stockholder of the Company with respect to any Shares subject to the Units unless and until such Shares have been issued to the Participant.

5. Dividend Equivalents. The Company will credit each outstanding Unit with any Dividend Equivalents from the grant date to the date of vesting under Section 2 and the delivery of Shares hereunder. A “Dividend Equivalent” is an amount equal to the cash dividend payable per Share, if any, multiplied by the number of Shares then underlying each Unit. Such amount shall be credited to a book entry account on Participant’s behalf at the time the Company pays any cash dividend on its Shares. Dividend Equivalents shall vest at the same time as the

*	The number of Units represented by this Award is determined under the PSU Agreement.

underlying Units, and shall be distributed at the same time as the underlying Units convert to Shares. In the event Units do not vest and are forfeited pursuant to this Agreement, the Participant shall have no rights and the Company shall have no liability as to such Dividend Equivalent.

6. Award Subject to the Plan. By accepting this Agreement and the Award evidenced hereby, the Participant agrees and acknowledges that the Award is subject to the Plan, and the terms of the Plan are hereby incorporated herein by reference.

7. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of the Company.

8. Transferability. Except as expressly contemplated in the Plan, the Units may not at any time be sold, assigned, transferred, pledged or otherwise encumbered.

9. Withholding.

(a) By accepting this Award, the Participant agrees to make appropriate arrangements with the Company for satisfaction of all applicable federal, state or local income tax withholding requirements, including the payment to the Company of all such taxes in connection with the distribution or delivery of the Shares or other settlement in respect of the Units. In all events, no Share shall be issued until full payment therefor has been delivered to and received by the Company.

(b) To the extent Shares are to be issued hereunder in satisfaction or settlement of any Units, the Participant irrevocably elects to satisfy such withholding tax obligation by the Company withholding any Shares deliverable in satisfaction or settlement of the Participant’s Award. Pursuant to the foregoing, and consistent with SEC Rule 10b5-1, the Company is hereby instructed to withhold as of the settlement date of this Award a sufficient number of Shares to satisfy federal, state, local and foreign income, employment and other taxes which the Company determines is required to be withheld in respect of such Award then vesting, determined based on the fair market value of the Shares (as determined under the Plan) as of such vesting date; provided that in no event shall the value of Shares so withheld by the Company exceed the minimum withholding required by applicable statutes. Any remaining tax withholding liability will be satisfied by the Participant pursuant to subsection (a) above.

10. Notices. Any notice necessary under this Agreement shall be addressed to the Company and to the Participant, respectively, as set forth in the PSU Agreement.

11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

12. Choice of Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts without regard to principles of conflicts of law.

13. Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Participant and an appropriate officer of the Company.

IN WITNESS WHEREOF, the parties have each has caused this Agreement to be duly executed this Agreement.

THE TALBOTS, INC.

By:
Name:
Title:

Participant’s Name:

THE TALBOTS, INC.

2012 Performance Plan — Award Agreement

Schedule A

The number of PSUs that will vest under this Award Agreement will be determined based on the level of the Company’s achievement of the following performance goals:

2012 Performance Plan Performance Goals*

Measure	Performance Goals ($ thousands)
	Threshold		Target		Maximum
Adjusted Operating Income from Continuing Operations[1]	$	*	$	*	$	*

For the above financial performance measure, the Participant earns 50% of the Target PSUs if actual achievement equals “threshold”; 100% of the Target PSUs if actual achievement equals “target” performance; and 200% of the Target PSUs if achievement is equal to or above “maximum” performance. Actual achievement above “threshold” and below “target”, or above “target” and below “maximum”, for the performance measure results in an incremental award for the performance measure determined on a straight line basis between the two performance points.

*	As have been approved by the Compensation Committee of the Company on February 29, 2012. A copy of these goals, as so approved, are on file with the Company.

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